TERADATA CORPORATION
Subsidiaries of Teradata Corporation
December 31, 2020

Entity	Organized under the laws of
Teradata International, Inc.	Delaware
Teradata US, Inc.	Delaware
Teradata Operations, Inc.	Delaware
Teradata Government Systems LLC	Delaware
Teradata Taiwan LLC	Delaware
Teradata Argentina Holdings LLC	Delaware
Teradata Belgium Holdings LLC	Delaware
Teradata Bermuda Holdings LLC	Delaware
Teradata Brazil Holdings LLC	Delaware
Teradata Chile Holdings LLC	Delaware
Teradata Colombia Holdings LLC	Delaware
Teradata Egypt Holdings LLC	Delaware
Teradata India Holdings LLC	Delaware
Teradata Indonesia Holdings LLC	Delaware
Teradata International Services LLC	Delaware
Teradata Mexico Holdings LLC	Delaware
Teradata Netherlands Holdings LLC	Delaware
Teradata New Zealand Holdings LLC	Delaware
Teradata Philippines LLC	Delaware
TD Nameholder Corporation	Delaware
Teradata de Argentina S.R.L.	Argentina
Teradata Australia Pty Ltd	Australia
Teradata GmbH	Austria
Teradata Belgium SNC	Belgium
Teradata Bermuda Holdings ULC	Bermuda
Teradata Bermuda Operations Holdings ULC	Bermuda
TRDT Brasil Tecnologia Ltda.	Brazil
TRDT Brasil Holdings Ltda.	Brazil
Teradata Information Systems (Beijing) Limited	China
Teradata Canada ULC	Canada
Teradata Chile Tecnologías de Información Limitada	Chile
TDC Colombia Limitada	Colombia
Teradata Ceska republika spol. s r.o.	Czech Republic
Teradata Danmark ApS	Denmark
Teradata Egypt WLL	Egypt
Teradata Finland Oy	Finland
Teradata France S.A.S.	France
Teradata GmbH	Germany
Teradata (Hong Kong) Limited	Hong Kong
Teradata India Private Limited	India
PT. Tdata Indonesia	Indonesia
Teradata Ireland Limited	Ireland
Teradata International Sales Limited	Ireland
Teradata Italia S.r.l.	Italy
Teradata Japan Ltd.	Japan
TERADATA CONFIDENTIAL
2/24/2021

Teradata Korea Co., Ltd.	Korea
TData Corporation (Malaysia) Sdn. Bhd.	Malaysia
Teradata Solutions México, S. de R.L. de C.V.	Mexico
Teradata de México, S. de R.L. de C.V.	Mexico
Teradata Netherlands B.V.	Netherlands
Teradata Finance Company B.V.	Netherlands
Teradata Global Holdings B.V.	Netherlands
Teradata (NZ) Corporation	New Zealand
Teradata Norge AS	Norway
Teradata Pakistan (Private) Limited	Pakistan
Teradata Global Consulting Pakistan (Private) Limited	Pakistan
Teradata Chile Tecnologías de Información Limitada – Sucursal Perú	Peru
Teradata Philippines, LLC, Manila Branch	Philippines
Teradata GCC (Philippines), Inc.	Philippines
Teradata Polska Sp. z o.o.	Poland
“Teradata” LLC	Russia
Teradata Saudi Arabia LLC	Saudi Arabia
Teradata (Singapore) Pte. Ltd.	Singapore
Teradata Iberia SL	Spain
Teradata Sweden AB	Sweden
Teradata (Schweiz) GmbH	Switzerland
Teradata Taiwan LLC, Taiwan branch	Taiwan
Teradata (Thailand) Co., Ltd.	Thailand
Teradata Bilisim Sistemleri Limited Sirketi	Turkey
Teradata Middle East and Africa (branch)	United Arab Emirates (UAE)
Teradata (UK) Limited	United Kingdom

TERADATA CONFIDENTIAL
2/24/2021